EXHIBIT 5.1

                                   [LETTERHEAD]


                                 August 18, 2004


AVAX Technologies, Inc.
2000 Hamilton Street
Suite 204
Philadelphia, Pennsylvania  19130

         Re: AVAX Technologies, Inc. Registration Statement on Form SB-2
             (the "Registration Statement")

Dear Sir/Madam:

         You have requested our opinion as counsel to AVAX Technologies, Inc., a Delaware corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement relating, in part, to 28,010,497 shares of the Company's common stock, registered by the Company (the "Shares").

         In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, and such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed for purposes of this opinion that with respect to any Shares issuable upon the exercise of any warrants to acquire Shares as described in the Registration Statement (1) the Shares are issued upon the valid exercise of the underlying warrants, and (2) the receipt by the Company of the warrant exercise price.

         Based upon the foregoing, we are of the opinion as follows:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware.

         2. The Shares presently issued to the selling stockholders named in the Registration Statement and the Shares issued upon the valid exercise of the warrants described in the Registration Statement are, or will be when issued with respect to the warrant Shares, validly issued, fully paid and non-assessable shares of Common Stock, $.004 par value, of the Company.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Counsel" in the prospectus that is a part thereof.

                                     Very truly yours,

                                     /s/ Gilmore & Bell, P.C.